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Exhibit 11

Statement of Ethics Principles and Code of
Professional Conduct

Our Statement of Ethics Principles and
Our Responsibilities

Statement of Ethics Principles and Code of Professional Conduct

SUMMARY

Introduction

        Purpose and Application

        Our Statement of Ethics Principles and Our Responsibilities:

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  PRINCIPLE No. 1: Commitment to Health and Safety

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  PRINCIPLE No. 2: Commitment to the Client

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  PRINCIPLE No. 3: Compliance with the Law and Commitment to the Best Corporate Governance Practices

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  PRINCIPLE No. 4: Professional Integrity

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  PRINCIPLE No. 5: Environmental and Social Responsibility

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  PRINCIPLE No. 6: Compliance with Internal Standards and Instructions

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  PRINCIPLE No. 7: Preservation of CEMIG's Institutional Image and Brand

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  PRINCIPLE No. 8: Protection of Patrimony

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  PRINCIPLE No. 9: Relationship with Society and the Press

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  PRINCIPLE No. 10: Relationship with Suppliers and Contractors

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  PRINCIPLE No. 11: Appropriate Use of Information, Resources and Information Technology

Glossary

INTRODUCTION

To the Employees, Managers, Directors and members of the Board of Directors and Audit Committee of CEMIG:

        More than 50 years have passed since the creation of CEMIG by then-governor and later president of Brazil, Juscelino Kubitschek de Oliveira.

        Initially conceived as a way to encourage progress in the state of Minas Gerais, CEMIG's trajectory was marked by its continuous efforts to provide quality energy that met the needs of society.

        The premises on which CEMIG was built are the quality of its services and products, social responsibility, and profitability in management of the Company's businesses. CEMIG currently has more than five million consumers and operates electricity generation plants, transmission lines, distribution networks, gas companies and Infovias.

        "Our Ethics Principles and Our Responsibilities" are a representation of the CEMIG culture as forged by the actions of our employees, managers and administrators. These principles and responsibilities typify the way in which we conduct our businesses, considering the innumerable challenges of a market that is ever more demanding and competitive.

        Our Ethics Principles should direct our decisions and choices in all the locations where CEMIG is present.

        Our Responsibilities define the rules for our performance, directing us as to how we should conduct ourselves in day-to-day situations.

        CEMIG hopes that we will all continue to maintain and administer the tradition of Company solidarity and integration that has marked our history, and that we will fulfill our mission to act profitably in the energy sector with quality and social responsibility.

CEMIG Board of Directors

PURPOSE AND APPLICATION

        The purpose of CEMIG's Statement of Ethics Principles and Code of Professional Conduct is:

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  To orient and discipline the actions of employees, managers, administrators (members of the Board of Directors and Directors) and members of CEMIG's Audit Committee;

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  To serve as a reference for verification of compliance with this Code;

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  To direct CEMIG's Ethics Committee in the evaluation and deliberation of possible breaches and to the need for revisions to this Code.

        This Code applies to employees, managers, administrators (Board of Directors and Executive Directors), and members of CEMIG's Audit Committee and its affiliates and wholly owned subsidiaries.

        It may also apply to contractors and service providers in those cases in which it is defined as a contractual obligation.

Our Statement of Ethics Principles and Our Responsibilities:

PRINCIPLE No. 1: COMMITMENT TO HEALTH AND SAFETY

        CEMIG prioritizes the health and safety of its own personnel, service providers, contractors and third parties. The Company seeks to prevent accidents and incidents in its activities through development of techniques and implantation of systems that assure the effectiveness of its actions.

THAT IS:

        CEMIG considers the adoption and maintenance of good work safety practices as fundamental in assuring the integrity and health of its employees, service providers, contractors and third parties. Accident prevention activities and promotion of health are part of its institutional goals.

As employees, managers, administrators and members of CEMIG's Audit Committee we should:

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  Incorporate the necessary conditions for quality in work, health and safety into our daily activities;

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  Obey legislation related to health and work safety, the principles of CEMIG's Work Safety Policy, and internal standards;

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  Make available and require appropriate use of protective equipment by individuals and groups;

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  Track and monitor compliance with the rules by temporary workers and outside contractors that have mutual responsibilities with CEMIG;

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  Seek solutions for the situations that may pose safety risks to third parties.

We should not:

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  Be neglectful of any issues related to work safety;

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  Accept conducting any activity in unsafe conditions; if pressured, we should appeal to our managers.

Additional responsibilities of managers:

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  Seek to assure an environment in which the employee may exercise the rights established in the Work Safety Policy;

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  Contribute to the continuous development of safe practices for every task.

PRINCIPLE No. 2: COMMITMENT TO THE CLIENT

        We want to always be recognized for excellence in the performance of services and in our relationships with clients. Our goal is to offer reliable energy at a cost that is compatible with the needs of our society. Reliable information in serving our clients is another premise of our activity.

THAT IS:

        CEMIG continually seeks to conduct respectful and courteous relationships with its clients, ensuring that the costs of its services represent values that are compatible with the supply of energy intended for development and market growth. CEMIG prioritizes quality in the performance of its activities, assured by technical and economic investments, employee training and the use of appropriate technologies. Our employees are motivated to seek to improve the quality standard of our services.

OUR RESPONSIBILITIES:

As employees, managers, administrators and members of CEMIG's Audit Committee, we should:

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  Continuously seek to improve the quality of our services;

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  Assure accuracy, transparency and objectivity in providing information to our clients;

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  Attend clients with deference, adopting the best customer relationship practices;

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  Proactively attend to customers' needs and in searching for solutions to questions they present;

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  Furnish an adequate and satisfactory structure where customers can be attended safely, comfortably and economically;

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  Offer information on how to conserve energy as criteria for providing responsible service;

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  Encourage technological innovation and assure use of the most adequate technologies in CEMIG's processes, seeking greater competitiveness and optimization of operating results.

PRINCIPLE No. 3: COMPLIANCE WITH THE LAW AND COMMITMENT TO THE BEST CORPORATE GOVERNANCE PRACTICES

        CEMIG conducts its businesses and activities in order to add value to its investments and to the Company, acting in a way that is coherent with the law. CEMIG considers the requirements of good corporate governance and prioritizes relationships of reliability, integrity and respect with shareholders, investors, clients, employees, suppliers, society and the government. In the development of its reports, clarity, accuracy, objectivity and punctuality of information prevail.

THAT IS:

        CEMIG works in a way that guarantees economic, financial and image gains, fulfilling its corporate and social functions. Compliance with applicable laws in its businesses and procedures is established as a premise in the performance of its activities. The Company is dedicated to adopting Corporate Governance practices and the legislation of domestic and international capital markets.

OUR RESPONSIBILITIES:

As employees, managers, administrators and members of CEMIG's Audit Committee, we should:

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  Respect the laws and other normative acts that apply to Company businesses and procedures (*);

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  Comply with the standards instituted by securities regulatory bodies, both in the domestic and international spheres;

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  Maintain control over financial information in order to assure its veracity and quality;

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  Act with transparency, independence, equity and responsibility in relationships with shareholders, investors, auditors, clients and market analysts, especially in the supply of information, which should prioritize quality, veracity, timeliness and punctuality;

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  Make information regarding CEMIG available through wide and unrestricted dissemination, dispensing with the possibility of privileged information.

We should not:

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  Contribute to or facilitate release or passage to third parties of confidential or privileged information that has not yet been released to the market.

Additional responsibilities of the administrators:

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  Assure the formulation and application of procedures necessary for the Company to engage in the Best Corporate Governance Practices, emphasizing adherence to standards and legislation of the CVM (SEC equivalent in Brazil) and other institutions that regulate the capital markets in those countries where CEMIG has its shares listed.

Additional responsibilities of the administrators and members of the Audit Committee:

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  To act independently and loyally towards CEMIG, not allowing outside interests to favor third parties, poor use of assets or abuses in transactions involving the Company;

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  In the event that a conflict of interest is identified, the person involved must remove himself from the discussions and deliberations.

(*)
Note: Attention to State Decree No. 43.674, dated December 4, 2003, that institutes the Ethics Code of the State of Minas Gerais.

PRINCIPLE No. 4: PROFESSIONAL INTEGRITY

        CEMIG recognizes and values professional conduct guided by dedication to Company activities and in integrity in interactions with work colleagues, partners, clients and society in general. CEMIG respects its employees, contractors and service providers, and hopes that each one disciplines his actions based on the law, orients himself through truth in the performance of his duties and defends, as a moral and professional obligation, the interests of the Company and society.

THAT IS:

        We define the employee's Professional Integrity as competence in the workplace, valorization of transparency, respect in relationships, and the ability to align personal and professional interests and objectives with those of CEMIG. Our results further depend on the prudent and responsible conduct of everyone regarding the Company's confidential matters.

OUR RESPONSIBILITIES:

As employees, managers, administrators and members of CEMIG's Audit Committee, we should:

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  Conduct activities within our areas, always seeking to safeguard the interests of CEMIG;

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  Collaborate so that work relations are guided by courtesy, cooperation and respect, encouraging teamwork and a productive and healthy work environment;

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  Value diversity and disallow any type of discrimination based on race, sex, color, appearance, nationality, religion, age, physical and mental conditions, marital status, political ideology, status of veteran or apprentice;

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  Work together so that internal competition is focused on technical professional development and constantly improving Company results;

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  Exercise the function of representation only through delegation;

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  Contribute so that internal communication and company-employee relationships are guided by transparency and truth, in order to create a channel of communication and integration between people, and between the Company and its employees.

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  Make facts that may pose conflicts of interest between our function in the Company and other activities external to CEMIG known to immediate superiors.

We should not:

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  Allow situations or engage in activities that may conflict with our functions, go against the interests of the Company, place the conduct of our employees under suspicion, or denigrate the image of CEMIG;

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  Participate, directly or indirectly, in any type of moral or sexual harassment;

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  Encourage or participate in spreading untruths or committing acts that seek to create mistrust between employees and the Company;

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  Receive presents or favors that may influence a business or commercial decision, unless they are simple courtesy gifts or gifts without commercial value (*).

Additional responsibilities of managers:

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  Promote the training and professional development of CEMIG employees, encouraging balance between their personal and professional lives.

(*)
Note: State Decree No. 43.673, dated December 4, 2003, which institutes the Ethics Code of the State of Minas Gerais, establishes in Article 18 that it is forbidden to accept presents, benefits or advantages, not including presents that: do not have commercial value; are distributed as a courtesy, propaganda, habitual divulgation or during special events or on commemorative dates, with a value less than one month's minimum salary.

PRINCIPLE No. 5: ENVIRONMENTAL AND SOCIAL RESPONSIBILITY

        CEMIG recognizes and emphasizes protection of the environment in all its processes and installations. In addition, it supports responsible activities that improve the quality of life of the various populations with which it interacts.

THAT IS:

        In its planning and in the performance of its activities, CEMIG considers as necessary: environmental protection, aiding social development of the populations in the locations in which it is present, and acting so as to retain respectful and cooperative relationships with its consumers, the community, suppliers, governments and other parties involved in its activities.

OUR RESPONSIBILITIES:

As employees, managers, administrators and members of CEMIG's Audit Committee, we should:

In relation to the environment:

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  Comply with legislation, CEMIG's Environmental Policy, and with internal environmental procedures;

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  Act quickly and with conviction to prevent or minimize foreseeable environmental damages.

In relation to social responsibility, we should:

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  Consider CEMIG's social responsibility directives and the possibility of contributing to improving the quality of life in the communities in which the Company is present in the development of our programs and projects;

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  Work together to form an environment that fosters creation of citizenship awareness.

Additional responsibilities of managers:

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  Manage the environmental impacts and risks arising from activities whose performance is one's direct responsibility or that of contractors;

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  Direct and encourage adoption of good social responsibility practices.

PRINCIPLE No. 6: COMPLIANCE WITH INTERNAL STANDARDS AND INSTRUCTIONS

        CEMIG has internal standards and instructions as instruments of control that establish the criteria for performing its activities and routines. These are updated according to changes in legislation and Company needs. We guarantee the scope of CEMIG's objectives through compliance with these organizational rules, which favor standardization of corporate conduct.

THAT IS:

        The dispersal and geographic dimension of our installations and the multiple facets that comprise CEMIG's operating universe impose the need for a normative and disciplinary standard, which is continually updated. CEMIG's normative body includes directives, norms, instructions and circulars that establish, modify or regulate Company processes and routines. The standards and instructions are intended to systematize, standardize and communicate planning, project, normalization, construction, operation and maintenance issues related to CEMIG's activities. The circulars are intended to provide information on deliberations, resolutions, general orders, recommendations and other internal communications.

OUR RESPONSIBILITIES:

As employees, managers, administrators and members of CEMIG's Audit Committee, we should:

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  Know and act in accordance with the standards, instructions and circulars established and made available by the Company;

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  Work together to improve existing standards and instructions, suggesting improvements to those responsible for their development;

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  Oversee the correct application of Company standards and instructions.

We should not:

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  Disparage the content of standards and instructions with personal interpretations.

PRINCIPLE No. 7: PRESERVATION OF CEMIG's INSTITUTIONAL IMAGE AND BRAND

        CEMIG's image is intangible patrimony of immeasurable value that has been built over a long period of time. This value is transferred to the CEMIG brand, which merits the same care afforded the Company's image, as the Company "CEMIG" is found wherever the "CEMIG" brand happens to be. Our intellectual property is also an asset to be protected and valued.

THAT IS:

        The CEMIG brand represents the sustainable strength of our Company. CEMIG's Visual Identity and Image have strategic and economic value because they represent technical quality and a culture guided by coherence, dynamism, and the combined and directed force in the Company. CEMIG protects its intellectual property (industrial property and authorial rights) and controls the use of its image.

OUR RESPONSIBILITIES:

As employees, managers, administrators and members of CEMIG's Audit Committee, we should:

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  Oversee CEMIG's Brand, Image and Visual Identity in any meeting of the Company and in publicity campaigns, maintaining their original characteristics, even if each has its own specific brands;

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  Exercise legal rights to register the Company's intellectual property, observing the procedures for protection of inventions, processes and innovations.

We should not:

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  Allow the use of icons or symbols that interfere in the correct application of the "CEMIG" brand when divulged at events, programs, projects, or in the nomenclature of the administrative units.

PRINCIPLE NO. 8: PROTECTION OF PATRIMONY

        CEMIG constantly protects its patrimony, which is also the patrimony of its shareholders and of the society of Minas Gerais and Brazil. The Company disciplines use of resources and assets through internal instructions for appropriate planning and control, aligning availability, cost, quality and rationalization.

THAT IS:

        CEMIG institutes standards and instructions to protect its assets and resources, defining responsibilities in relation to assets, resources and Company means. Installations include offices, deposits, storage, plants, substations, transmission lines, distribution networks for energy, telecommunications and gas pipelines, and they require care and maintenance in order to assure their integrity, appropriate operational use and their value as Company patrimony. CEMIG's materials, equipment, vehicles and other assets should be treated in a manner that is controlled, responsible and rational in order to avoid losses or poor usage that would result in losses to the Company.

OUR RESPONSIBILITIES:

As employees, managers, administrators and members of CEMIG's Audit Committee, we should:

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  Manage the integrity of installations, materials, equipment, vehicles and other Company assets and resources;

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  Seek to use the resources availed by CEMIG in the performance of our functions, observing the Company's instructions;

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  Ensure that the requisition and use of materials is done in a rational and economical manner, through efficient planning and control;

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  Seek to optimize and reduce costs in relation to the use of equipment, pieces, materials, services, telephones, copiers, vehicles and other Company assets and resources;

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  Use equipment and resources whose quality is compatible with our activities.

We should not:

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  Allow Company resources and assets to be used in a manner that will cause damages to CEMIG or its image.

PRINCIPLE No. 9: RELATIONSHIP WITH SOCIETY AND THE PRESS

        Our communication with society and the press is governed by responsible, clear and opportune information that preserves the confidence of our clients and the public in general. We seek to improve our communications in order to avoid erroneous or partial interpretations that may harm the Company's image.

THAT IS:

        The frequent presence of CEMIG or its products and services in the media, through both announcements and news, makes it a former of opinions, which increases our responsibility in terms of the quality of information provided and justifies the investments that the Company makes in its instruments of communication and divulgation.

OUR RESPONSIBILITIES:

As employees, managers, administrators and members of CEMIG's Audit Committee, we should:

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  Oversee the veracity of information as a basic premise of our communication;

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  Supply information to society and to the press when duly authorized (in the case of employees, by the organization that is responsible for CEMIG's Corporate Communications).

We should not:

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  Divulge or comment on strategic information, or information that is confidential or restricted, except with specific authorization.

PRINCIPLE No. 10: RELATIONSHIP WITH SUPPLIERS AND CONTRACTORS

        CEMIG is a large-scale purchaser of materials and services and relies on its experience to make acquisitions and technically evaluate suppliers in domestic and international markets. In its relationships with suppliers and contractors, it is directed by the basic rules of public bidding.

THAT IS:

        The acquisition of goods and services, as well as the training of suppliers, are carried out by CEMIG as determined by Federal Law No. 8.666/93, and the Company's internal standards. Corporate procedures guarantee equable treatment of suppliers, establishing requirements for legal training, proof of paid taxes, and technical and economic-financial qualification. CEMIG invests continuously in the training of its professionals and in establishing technical standards for appropriate acquisition and contracting of goods and services.

OUR RESPONSIBILITIES:

As employees, managers, administrators and members of CEMIG's Audit Committee, we should:

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  Establish transparent commercial relationships as a standard with objective information and clear technical specifications;

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  Ensure the Company's interests through judicious tracking of contracts and performance evaluation;

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  Manage essential professional relationships between contractors, suppliers and employees, in conformance with legal provisions and specific internal instructions;

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  Act competently in execution of technical metering inspections and correct performance of work, correcting mistakes or defects that may occur;

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  Act rigorously in the control, tracking and payment of contracts, as well as in tracking manufacture and equipment testing and monitoring projects and works.

We should not:

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  Allow treatment that might compromise independence and integrity in commercial relations between CEMIG and its suppliers or contractors.

PRINCIPLE No. 11: APPROPRIATE USE OF INFORMATION AND RESOURCES AND INFORMATION TECHNOLOGY

        Information is a valuable asset to CEMIG that should be appropriately utilized, managed and protected. Also forming part of the Company's patrimony is all technical and technological knowledge (publications, reports, projects, work specifications and other items) that guarantee CEMIG quality. Technology affects the value of the Company's activities and allows it to gain a competitive advantage through safe and efficient use of its resources and information technology.

THAT IS:

        CEMIG's private information provides a competitive differential in obtaining good results within the Company and the creation of new business opportunities. We recognize the need to treat this information with the care necessary to preserve its value to the Company and to avoid damages due to inopportune divulgation, loss or undue alteration. We are aware that use of resources and information technology is fundamental for good performance of our activities, which obligates us to adopt a series of measures and controls intended to guarantee that information security objectives are met.

OUR RESPONSIBILITIES:

As employees, managers, administrators and members of CEMIG's Audit Committee, we should:

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  Maintain the confidentiality of CEMIG's private information, unauthorized divulgation in commercial, technical, legal, finance, strategic, technological, processes, contracts, marketing plans, investment plans, computer programs, prices and specifications of suppliers, registered client data, employees and suppliers, and other areas;

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  Obtain prior authorization from the appropriate Company organizations in the release of technical documents, strategic information and projects not yet divulged externally, acting responsibly and in defense of the Company's interests, and in accordance with internal standards, in the analysis and attendance to those requests;

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  Demonstrate responsibility regarding information security contained in resources and information technology, awareness of the processes, initiatives and security standards, and act in such as way as to reduce the risks of violation;

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  Responsibly use the Internet, Intranet, or network access and electronic mail made available by the Company, following all the policies and procedures regarding their use and protection.

We should not:

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  Use information or CEMIG's information technology resources, or pass on to third parties restricted documentation that would violate the legal and political requirements of CEMIG;

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  Attempt unauthorized access to restricted data or facilitate unauthorized access to anyone.

GLOSSARY:

        Accident:    any unscheduled event that negatively interferes in production activity.

        Administrator(s):    member(s) of the Board of Directors and the Executive Directors of CEMIG.

        Client:    a consumer or client, as established in the General Conditions of Electric Energy Supply, is any physical person or legal entity that requests electric energy supply from the concessionaire and assumes responsibility for bill payment and the other obligations established in the norms and regulations of ANEEL (National Electric Energy Agency).

        Conflicts of interest:    related to choices and decisions determined by personal interest (financial or other) in detriment to the interests of the Company; according to the Code of Best Corporate Governance Practices of the Brazilian Institute of Corporate Governance—IBGC: "There is a conflict of interest when someone is not independent in relation to the matter under discussion and may influence or make decisions motivated by interests different from those of society."

        Contractor:    the designation for temporary labor intended to perform special services at the installations of the Company, including transmission lines and electricity and telecommunications distribution networks. This concept does not extend to performance of services in third-party installations (workshops, laboratories, offices, etc.,), as well as indirectly involved personnel, such as a contractor's administrative personnel.

        Subsidiary:    a company in which CEMIG owns partnerships rights that assure it, in perpetuity, directly or through its affiliates, prevalence in partnership deliberations and the power to elect the majority of the administrators.

        Employee(s):    physical person(s) that maintain(s) a direct working relationship with CEMIG.

        Supplier:    this is the generic designation that includes "project contractor," "service provider" and "materials supplier."

        Managers:    Managers, Assistants and Vice Presidents of CEMIG.

        Corporate Governance:    this is the system or group of practices that allows the partners the strategic management of their company and the effective monitoring of executive direction, with the purpose of increasing the company's value, improving its performance, facilitating access to lower-cost capital, and contributing to its perpetuation.

        Visual Identity:    the personalized ways in which CEMIG represents itself to the communities in which it is present.

        Image:    that which is transmitted and captured as the overall opinion of the public.

        Intranet:    network of computers internal to the Company (Cemig Net).

        Brand:    a symbol, a distinct sign that may be perceived visually, a figure, a name or a phrase, whose purpose is to identify products and services, distinguishing them from others existing in the market.

        Communication materials:    graphics pieces, gifts, plaques, banners, ribbons, buttons, films, video tapes, newspapers, reports, home pages.

        Means and resources:    All that which an employee may use as facilities and resources offered by the Company, to be used in the development of his functions (corporate credit card, vehicles, agreements, etc.).

        Intellectual property:    property resulting from creations from the human mind. Depending on the type of creation, the following protections are available, among others: authorial rights (protects literary and technical projects, designs, photographs, videos, music, audio tapes, computer programs, etc.);

patents and industrial design (allow inventors to exclude others from making, using or selling their inventions); registered brands (restricts their use by third parties; in some circumstances they may be protected even without registration).

        Publicity:    all distributions paid for by the Company, such as: institutional and service announcements, clarifications to the population regarding legal issues, energy interruptions, recruitment, etc.

        Users (of information technology):    employees and contractors duly authorized to use information technology means and resources.

        Veteran:    employee qualified in any activity due to having performed it for a long time.

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Statement of Ethics Principles and Code of Professional Conduct